Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Treasurer & Investor Relations 305-428-8000

World Fuel Services Corporation Reports Third Quarter 2019 Results
---Delivers Solid Year-Over-Year Improvement Across All Segments---

MIAMI—October 30, 2019-- World Fuel Services Corporation (NYSE: INT)
Third-Quarter 2019 Highlights

•	Total gross profit of $305.7 million, up 15% year-over-year

•	GAAP net income of $48.2 million, or $0.73 per diluted share

•	Adjusted net income of $50.7 million, or $0.77 per diluted share

•	Adjusted EBITDA of $117.6 million, up 13% year-over-year

“We delivered very strong results in the third quarter, as we continue to drive organic growth while focusing on further improving operating efficiencies,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “Our marine segment delivered their strongest quarter in nearly five years contributing to our strong overall results, a reflection of solid execution on our strategy of continuous cost management and sharpening the portfolio to drive enhanced profitability and returns.”

Our aviation segment generated gross profit of $156.9 million in the third quarter, an increase of 12% year-over-year, principally driven by further growth in our government-related operations, as well as continued strength in our core commercial and business aviation activities. Our marine segment generated gross profit of $53.4 million, an increase of 24% year-over-year, due to improved profitability in our core resale operations, principally in Asia. Our land segment generated gross profit of $95.4 million, an increase of 15% year-over-year, primarily resulting from growth in our government-related operations, commercial and industrial activities, as well as our MultiService payment solutions business.

“Over the last twelve months, we generated more than $400 million of adjusted EBITDA, representing significant improvement over the past two years,” said Ira M. Birns, executive vice president and chief financial officer. “Earnings growth, combined with our continued focus on working capital management, has contributed to our highest level of return on invested capital since 2014.”

Additional Financial Information

Cash flow generated by operating activities was $33.0 million for the third quarter of 2019 compared to cash flow used from operations of $87.4 million in the third quarter of 2018. The prior year was negatively impacted by approximately $115.6 million resulting from a statement of cash flows accounting standard adopted in 2018.

Our operating expense ratio improved from 68.7% to 68.4% year-over-year, reflecting our continued focus on improving operating leverage and we remain on track to meet our 2019 goal of a 250 basis-point improvement over 2018.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures (collectively, the “Non-GAAP Measures”), including adjusted net income, adjusted diluted earnings per share, and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Non-GAAP Measures exclude acquisition-related charges and restructuring costs primarily because we do not believe they are reflective of our core operating results. In addition, beginning with the period ending September 30, 2019, as well as the 2018 comparative, the Non-GAAP Measures also exclude gains or losses on the extinguishment of debt to facilitate an evaluation of our current operating performance and comparisons to our past operating performance. We believe that the Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the Non-GAAP Measures may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel Services and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these Non-GAAP Measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations with respect to our strategy of continuous cost management and sharpening the portfolio to drive enhanced profitability and returns, as well as our expectations about meeting our goal of a 250 basis-point improvement in our operating expense ratio. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively leverage technology and operating systems and realize the anticipated benefits, our ability to successfully execute and achieve efficiencies and other benefits related to our transformation initiatives, our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes, the loss of or reduced sales to the North Atlantic Treaty Organization in Afghanistan under our supply contract, our ability to successfully implement our growth strategy, our ability to effectively integrate acquired businesses and recognize the anticipated benefits, risks related to the complexity of U.S. Tax Reform and our ability to accurately predict its impact on our returns and future earnings, our ability to capitalize on new market opportunities and changes in supply and other market dynamics in the regions where we operate, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, supply disruptions, border closures and other logistical difficulties that can arise when sourcing and delivering fuel in areas that are actively engaged in war or other military conflicts, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, uninsured losses, the impact of natural disasters, adverse results in legal disputes, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
For more information, call 305-428-8000 or visit www.wfscorp.com.
-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	As of
	September 30,	December 31,
	2019	2018
Assets:
Current assets:
Cash and cash equivalents	$218.5	$211.7
Accounts receivable, net	2,688.8	2,739.6
Inventories	582.1	523.1
Prepaid expenses	68.4	65.7
Short-term derivative assets, net	67.6	155.2
Other current assets	344.0	279.5
Total current assets	3,969.5	3,974.8
Property and equipment, net	366.5	350.3
Goodwill	846.9	852.7
Identifiable intangible and other non-current assets	614.6	499.0
Total assets	$5,797.5	$5,676.9
Liabilities:
Current liabilities:
Current maturities of long-term debt and finance leases	$16.4	$41.1
Accounts payable	2,386.9	2,399.6
Customer deposits	113.2	118.2
Accrued expenses and other current liabilities	394.1	377.0
Total current liabilities	2,910.5	2,935.9
Long-term debt	671.0	659.9
Non-current income tax liabilities, net	205.4	194.6
Other long-term liabilities	152.0	54.9
Total liabilities	3,938.9	3,845.3
Commitments and contingencies
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 65.2 and 67.0 issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	0.7	0.7
Capital in excess of par value	284.5	340.4
Retained earnings	1,711.4	1,606.1
Accumulated other comprehensive loss	(154.3)	(131.7)
Total World Fuel shareholders' equity	1,842.1	1,815.4
Noncontrolling interest	16.5	16.1
Total equity	1,858.6	1,831.6
Total liabilities and equity	$5,797.5	$5,676.9

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue	$9,322.7	$10,429.5	$27,460.9	$29,761.7
Cost of revenue	9,017.0	10,162.8	26,635.6	29,005.4
Gross profit	305.7	266.7	825.3	756.3
Operating expenses:
Compensation and employee benefits	129.2	117.9	353.3	342.0
General and administrative	82.8	70.6	232.9	217.8
	212.0	188.5	586.2	559.8
Income from operations	93.6	78.2	239.2	196.4
Non-operating expenses, net:
Interest expense and other financing costs, net	(19.5)	(18.3)	(59.1)	(52.5)
Other income (expense), net	(3.3)	1.9	(0.3)	(2.0)
	(22.8)	(16.4)	(59.4)	(54.5)
Income before income taxes	70.9	61.8	179.8	142.0
Provision for income taxes	21.5	23.0	55.5	42.7
Net income including noncontrolling interest	49.4	38.7	124.3	99.2
Net income attributable to noncontrolling interest	1.2	0.6	1.9	1.1
Net income attributable to World Fuel	$48.2	$38.2	$122.4	$98.1

Basic earnings per common share	$0.74	$0.57	$1.84	$1.45

Basic weighted average common shares	65.3	67.5	66.4	67.5

Diluted earnings per common share	$0.73	$0.56	$1.84	$1.45

Diluted weighted average common shares	65.7	67.7	66.7	67.8

Comprehensive income:
Net income including noncontrolling interest	$49.4	$38.7	$124.3	$99.2
Other comprehensive loss:
Foreign currency translation adjustments	(11.5)	(4.7)	(17.4)	(23.0)
Cash flow hedges, net of income tax expense of $2.8 and income tax benefit of $3.5 for the three months ended September 30, 2019 and 2018 respectively and net of income tax benefit of $2.4 and $5.2 for the nine months ended September 30, 2019 and 2018, respectively	7.9	(5.6)	(6.8)	(8.4)
Other comprehensive loss:	(3.6)	(10.3)	(24.2)	(31.4)
Comprehensive income including noncontrolling interest	45.8	28.5	100.1	67.8
Comprehensive income (loss) attributable to noncontrolling interest	(0.8)	0.1	(1.5)	(1.2)
Comprehensive income attributable to World Fuel	$46.6	$28.4	$101.6	$69.1

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$49.4	$38.7	$124.3	$99.2
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	21.1	20.6	64.2	59.0
Provision for bad debt	13.8	3.5	19.6	7.6
Share-based payment award compensation costs	4.6	1.6	12.4	8.0
Deferred income tax expense (benefit)	(3.3)	(0.7)	1.4	(1.8)
Foreign currency losses, net	(2.6)	7.4	(0.5)	4.9
Other	0.6	(1.2)	0.3	(0.8)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net (reduced by beneficial interests received in exchange for accounts receivables sold of $115.6 and $357.5 for the three and nine months ended September 30, 2018, respectively.)	33.6	(275.8)	21.1	(775.5)
Inventories	(13.0)	(120.4)	(53.4)	(177.1)
Prepaid expenses	—	(19.4)	(7.2)	(17.2)
Short-term derivative assets, net	(40.4)	(13.7)	127.2	(35.7)
Other current assets	(67.3)	(4.7)	(58.4)	(36.9)
Cash collateral with financial counterparties	34.8	(1.7)	(3.1)	40.0
Other non-current assets	(5.8)	(6.5)	28.1	(39.3)
Accounts payable	(33.4)	253.1	36.6	554.0
Customer deposits	(23.3)	11.0	(3.8)	(1.1)
Accrued expenses and other current liabilities	84.1	16.1	(59.7)	(6.4)
Non-current income tax, net and other long-term liabilities	(19.8)	4.5	(80.2)	3.2
Total adjustments	(16.4)	(126.2)	44.4	(415.2)
Net cash provided by (used in) operating activities	33.0	(87.4)	168.7	(316.0)
Cash flows from investing activities:
Cash receipts of retained beneficial interests in receivable sales	—	115.6	—	357.5
Acquisition of businesses, net of cash acquired	—	—	—	(21.0)
Capital expenditures	(22.2)	(15.8)	(59.5)	(44.7)
Other investing activities, net	0.7	(0.3)	4.5	7.3
Net cash (used in) provided by investing activities	(21.5)	99.5	(55.1)	299.0
Cash flows from financing activities:
Borrowings	1,254.8	1,788.5	4,452.4	4,663.5
Repayments of debt	(1,249.8)	(1,821.6)	(4,468.4)	(4,841.2)
Dividends paid on common stock	(6.6)	(4.1)	(14.6)	(12.1)
Repurchases of common stock	—	(20.0)	(65.4)	(20.0)
Other financing activities, net	(4.5)	(0.1)	(7.1)	(2.2)
Net cash (used in) financing activities	(6.0)	(57.3)	(103.1)	(212.0)
Effect of exchange rate changes on cash and cash equivalents	(5.0)	(0.2)	(3.7)	(1.3)
Net (decrease) increase in cash and cash equivalents	0.4	(45.5)	6.7	(230.3)
Cash and cash equivalents, as of the beginning of the period	218.1	187.6	211.7	372.3
Cash and cash equivalents, as of the end of the period	$218.5	$142.1	$218.5	$142.1

* The adoption of ASU 2016-15 resulted in operating cash flow decreases and investing cash flow increases of $115.6 million and $357.5 million for the three and nine months ended September 30, 2018 respectively.

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Non-GAAP financial measures and reconciliation:	2019	2018	2019	2018
Net income attributable to World Fuel	$48.2	$38.2	$122.4	$98.1
Loss on extinguishment of debt	0.5	—	0.5	0.5
Acquisition related charges	0.3	0.3	1.1	1.7
Restructuring-related costs	2.6	5.2	6.3	12.2
Income tax impacts	(0.8)	(1.2)	(1.8)	(3.0)
Adjusted net income attributable to World Fuel	$50.7	$42.5	$128.4	$109.5

Diluted earnings per common share	$0.73	$0.56	$1.84	$1.45
Loss on extinguishment of debt	0.01	—	0.01	0.01
Acquisition related charges	—	0.01	0.02	0.03
Restructuring-related costs	0.04	0.08	0.09	0.18
Income tax impacts	(0.01)	(0.02)	(0.03)	(0.04)
Adjusted diluted earnings per common share	$0.77	$0.63	$1.92	$1.62

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Non-GAAP financial measures and reconciliation:	2019	2018	2019	2018
Income from operations	$93.6	$78.2	$239.2	$196.4
Depreciation and amortization	21.1	20.6	64.2	59.0
Acquisition related charges	0.3	0.3	1.1	1.7
Restructuring-related costs	2.6	5.2	6.3	12.2
Adjusted EBITDA(1)	$117.6	$104.3	$310.7	$269.4

(1)
The Company defines adjusted EBITDA as income from operations, excluding the impact of depreciation and amortization, and items that are considered to be non-operational and are not representative of our core business, including those associated with acquisition related charges and restructuring costs.

WORLD FUEL SERVICES CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Revenue:	2019	2018	2019	2018
Aviation segment	$4,743.0	$5,025.3	$13,780.8	$14,218.9
Land segment	2,555.8	2,854.4	7,712.4	8,675.3
Marine segment	2,023.9	2,549.8	5,967.7	6,867.5
	$9,322.7	$10,429.5	$27,460.9	$29,761.7
Gross profit:
Aviation segment	$156.9	$140.7	$411.7	$378.0
Land segment	95.4	83.0	288.6	273.8
Marine segment	53.4	43.0	125.0	104.5
	$305.7	$266.7	$825.3	$756.3
Income from operations:
Aviation segment	$86.3	$76.4	$215.4	$188.3
Land segment	13.4	7.8	46.2	37.7
Marine segment	20.6	14.4	44.2	30.9
	120.3	98.6	305.9	256.9
Corporate overhead - unallocated	(26.7)	(20.5)	(66.7)	(60.4)
	$93.6	$78.2	$239.2	$196.4

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Volume (Gallons):	2019	2018	2019	2018
Aviation Segment	2,174.6	2,089.5	6,289.1	6,146.8
Land Segment (1)	1,350.7	1,344.6	4,025.9	4,235.3
Marine Segment (2)	1,457.2	1,575.0	4,178.8	4,653.9
Consolidated Total	4,982.5	5,009.1	14,493.9	15,036.1

(1)	Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our Kinect power business.

(2)	Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 5.5 and 15.8 for the three and nine months ended September 30, 2019.

CONTACT:
World Fuel Services Corporation
Ira M Birns, 305-428-8000
Executive Vice President & Chief Financial Officer

Glenn Klevitz, 305-428-8000
Vice President, Treasurer & Investor Relations